EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1/A of Piedmont Community Bank Group, Inc., of our report dated March 28, 2008, relating to our audit of the consolidated financial statements of Piedmont Community Bank Group, Inc. , appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Mauldin & Jenkins, LLC

Atlanta, Georgia

July 24, 2008